Exhibit 99.4

EASTVHR HS ROUND ROCK, LLC

Financial Statements

December 31, 2016

EASTVHR HS ROUND ROCK, LLC

December 31, 2016

INDEPENDENT AUDITORS’ REPORT

To the Members

EASTVHR HS ROUND ROCK, LLC

We have audited the accompanying financial statements of EASTVHR HS ROUND ROCK, LLC (a Texas limited liability company), which comprise the balance sheets as of December 31, 2016 and 2015, and the related statements of operations, members’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of EASTVHR HS ROUND ROCK, LLC as of December 31, 2016 and 2015, and the results of its operations and its cash flows for the years then ended in accordance with U.S. generally accepted accounting principles.

(signed) Pannell Kerr Forster

February 27, 2017

EASTVHR HS ROUND ROCK, LLC

Balance Sheets

	December 31,
	2016	2015
Assets
Current assets
Cash and cash equivalents	$368,865	$220,199
Reserve and escrow accounts	324,504	149,752
Accounts receivable	10,754	10,689
Prepaid expenses and other current assets	11,829	7,471

Total current assets	715,952	388,111

Property and equipment
Land and improvements	1,080,839	1,080,839
Buildings and improvements	6,696,396	6,693,504
Furniture, fixtures, and equipment	2,991,311	2,991,224

	10,768,546	10,765,567
Less accumulated depreciation	(1,161,467)	(527,821)

Property and equipment, net	9,607,079	10,237,746

Deferred franchise fees, net of accumulated amortization	42,122	44,394

Total assets	$10,365,153	$10,670,251

Liabilities and Members’ Equity
Current liabilities
Current maturities of note payable	$218,295	$144,862
Accounts payable	28,091	23,823
Accrued expenses and other liabilities	279,407	186,827

Total current liabilities	525,793	355,512

Note payable, net of current maturities	8,510,429	8,711,898

Total liabilities	9,036,222	9,067,410

Commitments and contingencies	—	—
Members’ equity	1,328,931	1,602,841

Total liabilities and members’ equity	$10,365,153	$10,670,251

See accompanying notes to financial statements and independent auditors’ report.

EASTVHR HS ROUND ROCK, LLC

Statements of Operations

	Year Ended December 31,
	2016	2015
Revenues
Rooms	$3,317,466	$2,412,479
Other	31,433	25,576

Total revenues	3,348,899	2,438,055

Costs and expenses
Rooms	755,073	573,943
General administrative	238,585	184,404
Advertising and marketing	335,517	233,723
Repairs and maintenance	110,324	69,800
Utilities	72,938	53,990
Property taxes and insurance	166,359	264,756
Management fee and owners’ expense	143,748	107,823
Information and telecommunication systems	50,978	41,321
Other expenses	11,453	9,672

Total costs and expenses	1,884,975	1,539,432

Operating income	1,463,924	898,623

Interest expense	401,917	307,771
Depreciation and amortization	635,917	530,094

Net income	$426,090	$60,758

See accompanying notes to financial statements and independent auditors’ report.

EASTVHR HS ROUND ROCK, LLC

Statements of Members’ Equity

Years Ended December 31, 2016 and 2015

Balance, December 31, 2014	$2,292,083
Distribution	(750,000)
Net income	60,758

Balance, December 31, 2015	1,602,841
Distribution	(700,000)
Net income	426,090

Balance, December 31, 2016	$1,328,931

See accompanying notes to financial statements and independent auditors’ report.

EASTVHR HS ROUND ROCK, LLC

Statements of Cash Flows

	Year Ended December 31,
	2016	2015
Cash flows from operating activities
Net income	$426,090	$60,758
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	633,645	527,821
Amortization of deferred franchise fees	2,272	2,273
Changes in operating assets and liabilities:
Reserve and escrow accounts	(174,752)	(149,752)
Accounts receivable	(65)	(10,689)
Prepaid expenses and other current assets	(4,358)	(7,471)
Accounts payable	4,268	(13,032)
Due to affiliates	—	(10,000)
Accrued expenses and other liabilities	92,580	167,445

Net cash provided by operating activities	979,680	567,353

Cash flows from investing activities
Purchase of property and equipment	(2,978)	(3,711,665)

Net cash used in investing activities	(2,978)	(3,711,665)

Cash flows from financing activities
Distribution to members	(700,000)	(750,000)
Payments of note payable	(128,036)	—
Proceeds from note payable	—	4,094,877

Net cash provided by (used in) financing activities	(828,036)	3,344,877

Net increase in cash and cash equivalents	148,666	200,565
Cash and equivalents at beginning of year	220,199	19,634

Cash and equivalents at end of year	$368,865	$220,199

Supplemental disclosure of cash flow information:
Cash paid for interest	$369,184	$307,771

Cash paid for taxes	$8,067	$—

See accompanying notes to financial statements and independent auditors’ report.

EASTVHR HS ROUND ROCK, LLC

Notes to Financial Statements

December 31, 2016

Note 1—Summary of Significant Accounting Policies

Description of business

EASTVHR HS ROUND ROCK, LLC (“the Company”) is a Texas limited liability company, incorporated in September 2013. The Company was formed to develop, own and operate a hotel in Round Rock, Texas consisting of 91 guest rooms and related amenities and facilities. The hotel opened March 12, 2015.

Cash equivalents and reserved cash

For purposes of the statements of cash flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents. Escrow deposits represent cash escrowed to be used for future improvements to the property and for property tax payments.

Property and equipment

Property and equipment are stated at cost. Depreciation is calculated on the straight-line method based upon the estimated useful lives of the assets as follows:

Land improvements	39 years
Buildings and improvements	4-39 years
Furniture, fixtures and equipment	3-15 years

Improvements that extend the life of the asset are capitalized. Maintenance and repairs are charged to expense as incurred.

The Company reviews its properties whenever changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable through operations. If an impairment is indicated, a loss will be recorded for the amount by which the carrying value of the property exceeds its fair value. The Company does not believe that any such changes have occurred and as such there were no impairment losses recorded in 2016 or 2015.

Accounts receivable

Accounts receivable consist of unbilled hotel guest charges for guests staying at the hotel at year-end and corporate account customer charges from various times throughout the year. The Company estimates an allowance for doubtful accounts based on historical activity, with no allowance deemed necessary as of December 31, 2016 and 2015.

Deferred franchise fees

Deferred franchise fees represent the initial fees to obtain the right to operate the hotel under the Home2 Suites name. Deferred franchise fees are amortized on a straight-line basis from the date the hotel opened for business through the expiration date of the franchise agreement.

EASTVHR HS ROUND ROCK, LLC

Notes to Financial Statements

December 31, 2016

Note 1—Summary of Significant Accounting Policies (continued)

Income taxes

The Company is organized as a limited liability company and therefore, income and losses are reported in the tax returns of the Members.

The Company is subject to Texas state margin tax, and accordingly, the financial statements as of December 31, 2016 and 2016 include a tax provision for Texas state margin tax of $14,070 and $11,085, respectively.

The Company recognizes in the financial statements the impact of an uncertain tax position only if that position is more likely than not of being sustained upon examination by the taxing authority. Should the Company be subject to examination by the taxing authority, any adjustments required would be passed through to the Members for their share of such adjustments.

Revenue recognition

Revenues are recognized when services have been performed, generally at the time of the hotel stay or at the point of sale.

Advertising

Advertising costs are expensed as incurred. Advertising expense was $103,672 and $75,203 for the years ended December 31, 2016 and 2015, respectively, which was included in advertising and marketing on the accompanying statements of operations.

Concentrations of credit risk

The Company operates one hotel. Future operations could be affected by economic or other conditions in its geographical area or by changes in the travel and tourism industry.

Financial instruments which potentially subject the Company to concentrations of credit risk are primarily cash and cash equivalents and trade receivables. The Company maintains cash accounts in major U.S. financial institutions. The balances of these accounts occasionally exceed the federally insured limits, although no losses have been incurred in connection with such cash balances. Any losses incurred in connection with accounts receivable are immaterial and considered a normal cost of operations.

Use of estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

EASTVHR HS ROUND ROCK, LLC

Notes to Financial Statements

December 31, 2016

Note 2—Note Payable to Financial Institution

Effective March 31, 2014, the Company entered into a promissory note with a financial institution that allows for draws up to $9,235,450. The note was originally set to mature on March 31, 2015 with interest only payments. On March 31, 2015, the note was extended to March 31, 2019 with interest only payments through March 31, 2016. Principal and interest payments are due in monthly installments of $49,559 beginning April 31, 2016 through maturity. The outstanding principal balance and all accrued but unpaid interest are due at maturity. Interest accrues at a fixed rate of 4.5% per annum. The note is secured by certain property and members’ guarantees. Per the terms of the note, the Company is required to meet a debt service coverage ratio at the end of each calendar quarter. The terms of the debt service coverage ratio became effective during 2016. The Company was in compliance as of December 31, 2016.

The following is a schedule by year of maturities of the note payable as of December 31, 2016.

Year Ended December 31,
2017	$218,295
2018	210,855
2019	8,299,574

Total	$8,728,724

Note 3—Related Party Transactions

For the years ended December 31, 2016 and 2015, the Company incurred $133,840 and $97,424, respectively, in management fees, to a related party for hotel management functions. The management fee is calculated based on 4% of gross revenue.

Note 4—Subsequent Events

Subsequent to year end, the Company received a letter of intent for purchase from a public company. The purchase and sales agreement were dated January 23, 2017 at a purchase price of $16,750,000. There is a due diligence period of 45 days with closing set to occur 30 days after the due diligence period.

The Company has evaluated subsequent events as of February 27, 2017, which is the date the financial statements were available to be issued and has determined that there are no other items that require disclosure.